Exhibit 10.1

NOTICE REGARDING REDUCTION OF COMMITMENTS

To:	Morgan Stanley Senior Funding, Inc., as Administrative Agent

Loan Documentation and Operations

1 Pierrepont Plaza, 7th Floor

Brooklyn NY, 11201

Attn: Michael Gavin

Date: May 1, 2008

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 13, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Danaher Corporation, a Delaware corporation (the "Company"), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

The Company hereby requests that the Aggregate Commitments be permanently reduced to an aggregate amount of $500,000,000, such reduction of Aggregate Commitments being applied to the Commitment of each Lender according to its Pro Rata Share. Such reduction of Aggregate Commitments shall take effect as of May 8, 2008.

DANAHER CORPORATION

By:	/s/ Frank T. McFaden
Name:	Frank T. McFaden
Title:	VP-Treasurer